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                                                                      Exhibit 11

                             GENESIS HEALTH VENTURES
                   COMPARATIVE EARNINGS PER SHARE CALCULATION
                     YEARS ENDED SEPTEMBER 30, 1996 AND 1995
                 (in thousands, except share and per share data)
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
                                                                                   9/30/96               9/30/95
                                                                               -----------------     ----------------
Primary Earnings Per Share:
     Reported earnings before debenture conversion expense                              $37,966              $25,531
     Debenture conversion expense, net of tax                                              (797)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                $37,169              $23,608
                                                                               -----------------     ----------------

     Weighted average shares & CSE's:                                                27,491,765           22,587,038
                                                                               -----------------     ----------------

     Primary EPS before debenture conversion expense                                      $1.38                $1.13
     Primary EPS - Debenture conversion expense                                          ($0.03)
     Primary EPS - Extraordinary item, net of tax                                                             ($0.08)
        change in accounting principle                                         -----------------     ----------------


     Primary EPS - Net income                                                             $1.35                $1.05

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense                              $37,966              $25,531
     Debenture conversion expense, net of tax                                              (797)
     Extraordinary item, net of tax                                                                           (1,923)
                                                                               -----------------     ----------------
     Reported net income                                                                 37,169               23,608
     Adjustments to net income:
       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                               2,812                3,793
                                                                               -----------------     ----------------
     Adjusted net income                                                                $39,980              $27,401
                                                                               -----------------     ----------------
     Weighted average shares & CSE's:
         Common shares                                                               27,491,765           22,587,038
         Additional option shares                                                         6,374              154,992
         Convertible Debenture shares                                                 3,631,906            5,710,407
                                                                               -----------------     ----------------
         Total                                                                       31,130,045           28,452,437
                                                                               -----------------     ----------------



     Fully diluted EPS before debenture conversion expense                                $1.31                $1.03
     Fully diluted EPS - Debenture conversion expense                                    ($0.02)
     Fully diluted EPS - Extraordinary item, net of tax                                                        (0.06)
                                                                               -----------------     ----------------
     Fully diluted EPS - Net income                                                       $1.29                $0.97
                                                                               =================     ================
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